SCHEDULE 14A
                     Information Required in Proxy Statement
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (AMENDMENT NO. )

Filed by the Registrant:  [X]
Filed by a Party other than the Registrant:  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            CENTRAL NEWSPAPERS, INC.
                (Name Of Registrant As Specified In Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.
[ ]      $500 per each party to the controversy pursuant to Exchange
         Act Rule 14a-6-(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 [set forth the amount on which the filing fee is calculated and
                  state how it was determined]:     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                                                  March 22, 1996








To Our Shareholders:

The 1996 Annual Meeting of Shareholders of Central Newspapers, Inc. will be held at the INI Pulliam Production Centre, 8278 Georgetown Road, Indianapolis, Indiana, on April 17, 1996. The meeting will start promptly at 10:00 A.M., local time.

We urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for 1995, which is not a part of our proxy soliciting material, is enclosed.


                                       Central Newspapers, Inc.


                                       /s/Louis A. Weil, III
                                       -------------------------------------
                                       Louis A. Weil, III
                                       President and Chief Executive Officer






         Please complete, date, sign and mail promptly the accompanying proxy in the return envelope provided for that purpose,
                 whether or not you plan to attend the meeting.

                      [This Page Intentionally Left Blank]

                                                                  March 22, 1996







To Our Shareholders:

The Annual Meeting of Shareholders of Central Newspapers, Inc. (the "Company") will be held on Wednesday, April 17, 1996, at 10:00 A.M., local time, at the INI Pulliam Production Centre, 8278 Georgetown Road, Indianapolis, Indiana.

The Annual Meeting will be held for the following purposes:

     1. To elect eight directors of the Company, each to serve for a one year term.

     2. To approve the appointment by the Board of Directors of Geo. S. Olive & Co. LLC as auditors for the Company for the fiscal year ending December 29, 1996.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Shareholders of record at the close of business on March 19, 1996 are entitled to vote at the meeting.



                                       Central Newspapers, Inc.


                                       /s/Louis A. Weil, III
                                       -------------------------------------
                                       Louis A. Weil, III
                                       President and Chief Executive Officer

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Central Newspapers, Inc., an Indiana corporation (the "Company"), the principal executive offices of which are located at 135 North Pennsylvania Street, Suite 1200, Indianapolis, Indiana 46204. This Proxy Statement and the enclosed proxy were mailed on or about March 22, 1996.

     The enclosed proxy is solicited for use at the Annual Meeting of the Company's shareholders to be held on April 17, 1996 at 10:00 A.M., local time, at the INI Pulliam Production Centre, 8278 Georgetown Road, Indianapolis, Indiana and at any adjournment(s) thereof.

     All shares represented by the enclosed proxy will be voted at the meeting in accordance with instructions given by the shareholder, but where no instruction is given, the shares will be voted in favor of the action recommended by the Board of Directors and, in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it by a written notice delivered to the President of the Company or in person at the meeting, at any time before it is exercised.

     The entire cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                               PURPOSES OF MEETING

     The purposes of the meeting are (1) to elect eight directors, each to serve for a one year term, (2) to approve the appointment of Geo. S. Olive & Co. LLC as auditors for the Company for the fiscal year ending December 29, 1996, and
(3) to transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business which will come before the meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The close of business on March 19, 1996 has been fixed as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof. As of March 1, 1996, 23,561,111 shares of the Company's Class A Common Stock and 31,553,000 shares of the Company's Class B Common Stock were outstanding. The Company has no other class of capital stock outstanding. Each holder of record of Class A Common Stock on the record date will be entitled to 1/10 of a vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. Each holder of record of Class B Common Stock on the record date will be entitled to one vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. All shares of Class A Common Stock and Class B Common Stock vote together as a single class. A majority of the votes entitled to be cast, in person or by proxy, is necessary for a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. The affirmative vote of a majority of the quorum is required for the election of directors and the approval of the appointment of the auditors. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will have the same effect as a vote against the particular issue or nominee.

     The persons listed in the following table are known by management to own beneficially more than 5% of the outstanding shares of the Company 's Class A Common Stock or Class B Common Stock. The names and addresses of these persons, and the number and percentage of shares of Class A Common Stock and Class B Common Stock owned beneficially by them as of March 1, 1996 (based on the best information available to the Company on such date) are included in the following table. To the Company's knowledge, each shareholder has sole investment and voting power with respect to the shares shown as beneficially owned by such shareholder unless otherwise indicated.


  Name and Address                                                Amount and Nature of       Percent
of Beneficial Owner(1)                 Title of Class             Beneficial Ownership       of Class(2)
----------------------                 --------------             --------------------       -----------
Eugene C. Pulliam Trust                Class A Common Stock                  -0-                 --
                                       Class B Common Stock           22,907,500               72.6%

Naomi M. Pulliam                       Class A Common Stock            5,073,600               21.5%
                                       Class B Common Stock           26,640,000    (3)        84.4%

Eugene S. Pulliam                      Class A Common Stock            1,778,574    (4)         7.5%
                                       Class B Common Stock           25,235,000    (3)        80.0%

Frank E. Russell                       Class A Common Stock              907,500    (5)          3.9%
                                       Class B Common Stock           23,032,500    (3)        73.0%

Enid Goodrich                          Class A Common Stock            3,765,600    (6)        16.0%
One Indiana Square, Suite 600          Class B Common Stock              190,000    (7)            *
Indianapolis, Indiana 46266

First Chicago NBD Corporation          Class A Common Stock            1,581,200    (8)         6.7%
One First National Plaza               Class B Common Stock                  -0-                  --
Chicago, Illinois  60670

Ariel Capital Management, Inc.         Class A Common Stock            1,516,291    (9)         6.5%
307 North Michigan Avenue              Class B Common Stock                  -0-                --
Chicago, Illinois 60601

*    Less than one percent.

(1) Unless otherwise specified, all addresses: c/o Central Newspapers, Inc., 135 North Pennsylvania Street, Suite 1200, Indianapolis, Indiana 46204.

(2) Based upon 23,561,111 shares of Class A Common Stock and 31,553,000 shares of Class B Common Stock outstanding as of March 1, 1996, which does not include options which are currently exercisable for 489,100 shares of Class A Common Stock held by certain directors, officers and employees of the Company.

(3) Includes 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Naomi M. Pulliam, Eugene S. Pulliam and Frank E. Russell are Trustees. During the term of Naomi M. Pulliam as a Trustee, Mrs. Pulliam has the power to control decisions regarding the Trust.

(4) Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr. Pulliam disclaims beneficial ownership, and
     (b) 1,729,736 shares held by the Eugene S. Pulliam Trust of which Eugene S. Pulliam is the Trustee. Does not include shares issuable to Mr. Pulliam upon exercise of options granted under the Stock Compensation Plan (as hereinafter defined).

(5) Includes (a) 15,000 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr. Russell disclaims beneficial ownership, and
     (b) 752,000 shares of Class A Common Stock owned by nine separate trusts for which Frank E. Russell acts as sole trustee and as to which Mr. Russell disclaims beneficial ownership. Does not include shares issuable to Mr. Russell upon exercise of options granted under the Stock Compensation Plan.

(6) Includes (a) 217,800 shares held by a trust, of which Enid Goodrich shares the voting power, (b) 1,062,600 shares held by Liberty Fund, Inc., of which Enid Goodrich is Vice Chairman and a Director, and (c) 1,568,800 shares held by NBD Bank, N.A. as agent for Enid Goodrich for which NBD Bank, N.A. has sole voting power pursuant to a revocable agreement with Enid Goodrich, but with respect to which Enid Goodrich retains sole dispositive power. This information is as of February 12, 1996.

(7) Represents shares held by Liberty Fund, Inc., of which Enid Goodrich is Vice Chairman and a Director.

(8) Includes 1,568,800 shares held by NBD Bank, N.A. as agent for Enid Goodrich for which NBD Bank, N.A. has sole voting power pursuant to a revocable agreement with Enid Goodrich, but with respect to which Enid Goodrich retains sole dispositive power. First Chicago NBD Corporation (the parent of NBD Bank, N.A.) reports that it has sole voting power for 1,581,200 shares, sole dispositive power for 2,200 shares and shared dispositive power for 10,000 shares. This information is as of February 9, 1996.

(9) Ariel Capital Management, Inc. holds all such shares for client accounts, none of which individually represents more than 5% of the outstanding Class A Common Stock, and disclaims beneficial ownership of such shares. Ariel Capital Management, Inc., in its capacity as investment advisor, has sole voting power for 1,443,691 shares, shared voting power for 20,500 shares and sole dispositive power for 1,516,291 shares. This information is as of February 8, 1996.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of March 1, 1996, by its directors, director- nominees, named executive officers who served as executive officers during the fiscal year ended December 31, 1995 and all directors and executive officers as a group. Unless otherwise indicated, each shareholder listed below has sole investment and voting power with respect to the shares shown as beneficially owned by him.


    Name of                                             Number of Shares         Percent of
Beneficial Owner              Title of Class          Beneficially Owned (1)     Class (2)
----------------           --------------------       ----------------------    ----------
Kent E. Agness             Class A Common Stock             3,000                      *
                           Class B Common Stock               -0-                     --

Malcolm W. Applegate       Class A Common Stock             8,852    (3)               *
                           Class B Common Stock               -0-                     --

William A. Franke          Class A Common Stock             2,000                      *
                           Class B Common Stock               -0-                     --

Eugene S. Pulliam          Class A Common Stock         1,778,574    (4)             7.5%
                           Class B Common Stock        25,235,000    (5)            80.0%

Dan Quayle                 Class A Common Stock            34,850    (6)               *
                           Class B Common Stock            25,000                      *

James C. Quayle            Class A Common Stock           651,189    (7)             2.8%
                           Class B Common Stock           662,500    (8)             2.1%

Frank E. Russell           Class A Common Stock           907,500    (9)             3.9%
                           Class B Common Stock        23,032,500    (5)            73.0%

Louis A. Weil, III         Class A Common Stock             3,537    (10)              *
                           Class B Common Stock               -0-                     --

Wayne D. Wallace (11)      Class A Common Stock                30                      *
                           Class B Common Stock               -0-                     --

All directors and          Class A Common Stock         3,389,502                   14.4%
executive officers as      Class B Common Stock        26,047,500    (5)            82.6%
a group (10 persons)

*    Less than one percent.

(1) Does not include shares of Class A Common Stock issuable upon exercise of options issued under the Company's Stock Compensation Plan.

(2) Based upon 23,561,111 shares of Class A Common Stock and 31,553,000 shares of Class B Common Stock outstanding as of March 1, 1996, which does not include options which are currently exercisable for 489,100 shares of Class A Common Stock held by certain directors, officers and employees of the Company.

(3) Includes 852 shares held for the benefit of Mr. Applegate by the Savings Plus Plan (as hereinafter defined).

(4) Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr. Pulliam disclaims beneficial ownership, and
     (b) 1,729,736 shares held by the Eugene S. Pulliam Trust of which Eugene S. Pulliam is the Trustee.

(5) Includes 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Naomi M. Pulliam, Eugene S. Pulliam and Frank E. Russell are Trustees. During the term of Naomi M. Pulliam as a Trustee, Mrs. Pulliam has the power to control decisions regarding the Trust.

(6)  Includes 8,816 shares owned by Marilyn Tucker Quayle, wife of Dan Quayle.

(7) Includes (a) 418,900 shares owned by Corinne P. Quayle, wife of James C. Quayle, as to which shares Mr. Quayle disclaims beneficial ownership, and
     (b) 1,961 shares owned by The C&J Charitable Trust Foundation, of which Mr. Quayle is a Co-Trustee, as to which shares Mr. Quayle disclaims beneficial ownership.

(8) Includes 305,000 shares owned by Corinne P. Quayle, wife of James C. Quayle, as to which shares Mr. Quayle disclaims beneficial ownership.

(9) Includes (a) 15,000 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr. Russell disclaims beneficial ownership, and
     (b) 752,000 shares held in nine separate trusts for which Frank E. Russell acts as sole trustee and as to which Mr. Russell disclaims beneficial ownership.

(10) Includes 1,037 shares held for the benefit of Mr. Weil by the Savings Plus Plan and 2,500 shares held by the Louis A. Weil III Family Trust.

(11) Mr. Wallace resigned as an officer of the Company as of October 31, 1995.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     Eight directors will be elected at the meeting for a one year term. All of the nominees listed below are currently directors whose present terms of office will expire upon completion of the election at the meeting. Unless otherwise specified by the shareholder, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors of the Company.

     The name, principal occupation, business experience since at least 1991, tenure and age of each nominee for election as a director are as set forth below.

     Kent E. Agness, age 46, has been a partner in the law firm of Barnes & Thornburg since 1982. He has been a director of the Company since 1990.

     Malcolm W. Applegate, age 60, has been President of Indianapolis Newspapers, Inc. since May 1993 and General Manager of Indianapolis Newspapers, Inc. since July 1990. From July 1990 to May 1993 he was Vice President of Indianapolis Newspapers, Inc. From 1985 until July 1990, Mr. Applegate was publisher of the Lansing (Michigan) State Journal. He has been a director of the Company since 1991.

     William A. Franke, age 58, has been President of Franke & Company, Inc., Phoenix, Arizona, an investment firm, since 1987. Since September 1992 he has been Chairman of the Board of America West Airlines, Inc., an airline carrier, and has been its Chief Executive Officer since December 1993. Mr. Franke is a director and Chairman of the Board of Airplanes Limited, a Jersey limited liability company. He is also a Controlling Trustee and Chairman of Airplanes U.S. Trust, a Delaware business trust. Mr. Franke served as a director of Circle K Corporation, an international convenience store chain, from 1983 to 1993. From November 1989 to June 1990, he performed certain executive duties for Circle K Corporation as Chairman of its Executive Committee, and from June 1990 to July 1993 acted as Chairman of its Special Committee of Directors. He is a director of America West Airlines, Inc. and Phelps Dodge Corporation. He has been a director of the Company since 1990.

     Eugene S. Pulliam, age 81, has been Publisher of The Indianapolis Star and The Indianapolis News since 1975 and President of Phoenix Newspapers, Inc. since 1979. He has been a director of the Company since 1954. Mr. Pulliam is the brother-in-law of James C. Quayle and the uncle of Dan Quayle.

     Dan Quayle, age 49, has been Chairman of BTC, Inc., a private company through which he operates certain of his personal business interests, and chairman of Circle Investors, Inc., a private financial services and insurance holding company, since 1993. He was Vice-President of the United States from January 1989 to January 1993 and a United States Senator from January 1981 to January 1989. Mr. Quayle is a director of American Standard, Inc., Amtran, Inc. and U.S. Filter, Inc. He has been a director of the Company since 1993. Mr. Quayle is the son of James C. Quayle and the nephew of Eugene S. Pulliam.

     James C. Quayle, age 74, has been Chairman of Huntington Newspapers, Inc. since 1964. He has been a director of the Company since 1979. Mr. Quayle is the brother-in-law of Eugene S. Pulliam and the father of Dan Quayle.

     Frank E. Russell, age 75, has been Chairman of the Company's Board of Directors and Assistant Secretary of the Company since January 1996. Mr. Russell served as President and Chief Executive Officer of the Company from 1979 through 1995. He has been a director of the Company since 1974.

     Louis A. Weil, III, age 54, has been President and Chief Executive Officer of the Company since January 1, 1996. From July 1991 through December 1996, Mr. Weil served as Publisher and Chief Executive Officer of The Arizona Republic and The Phoenix Gazette and Executive Vice President of Phoenix Newspapers, Inc. Mr. Weil served as Publisher of Time from May 1989 to July 1991, and President and Publisher of The Detroit News from May 1987 to May 1989. Mr. Weil serves as a member of the Board of Directors of Global Government Plus Fund, Inc. as well as eleven other investment companies within the Prudential family of mutual funds. He has been a director of the Company since 1991.

                    COMMITTEES OF THE BOARD OF DIRECTORS AND
                            COMPENSATION OF DIRECTORS

     The Board of Directors of the Company has a Nominating Committee, an Audit Committee, a Stock Option Committee and a Compensation Committee. The Nominating Committee held meetings in March, 1995, November, 1995 and March, 1996. The members of the Nominating Committee are Frank E. Russell (Chairman) and Eugene
S. Pulliam. This Committee has the responsibility of nominating individuals to serve on the Board of Directors of the Company. The Committee also recommended to the Board that Louis A. Weil, III be selected as President and Chief Executive Officer upon Mr. Russell's retirement effective December 31, 1995.

     Each nominee for election as a director of the Company named herein was recommended by the Nominating Committee. The Nominating Committee will consider nominees recommended by shareholders. Any shareholder who wishes to make such a recommendation to the Nominating Committee should submit the name or names of the individuals being recommended in writing to the Nominating Committee, c/o Frank E. Russell, Chairman of the Board, Central Newspapers, Inc., 135 North Pennsylvania Street, Suite 1200, Indianapolis, Indiana 46204 by November 22, 1996.

     The Compensation Committee is responsible for developing the Company's executive compensation policies and for reviewing and determining compensation to be paid to the Chief Executive Officer and the other ten most highly compensated employees of the Company and its subsidiaries. The Compensation Committee held four meetings during 1995. The members of the Compensation Committee are William A. Franke (Chairman), Kent E. Agness, Eugene S. Pulliam and James C. Quayle.

     The Stock Option Committee consists of the outside directors serving on the Compensation Committee. The Stock Option Committee administers, construes and interprets the Central Newspapers, Inc. Amended and Restated Stock Compensation Plan (the "Stock Compensation Plan"). The Stock Option Committee met three times in 1995. The members of the Stock Option Committee are James C. Quayle (Chairman), Kent E. Agness and William A. Franke.

     The Audit Committee is responsible for reviewing the services and fees of the Company's independent accountants and the financial statements, accounting practices and adequacy of auditing and internal controls of the Company. Kent E. Agness (Chairman), William A. Franke and Dan Quayle are the members of the Audit Committee. The Audit Committee held two meetings in 1995 and met twice in February, 1996 with regard to the Company's audited financial statements for fiscal year 1995.

     The Board of Directors held four meetings during the Company's fiscal year ended December 31, 1995. No director attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings of the committees of which he was a member at the time of the meeting.

     Directors who are also employees of the Company receive no director fees or other compensation for acting as a director. Non-employee directors receive an annual retainer of $20,000, $1,000 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board attended. Under the Stock Compensation Plan, each non-employee director receives an annual grant of stock options to purchase 1,000 shares of the Company's Class A Common Stock upon election or re-election to the Board of Directors. Such options have an exercise price equal to the fair market value of the Class A Common Stock on the date of grant and a term of ten years. In addition, non-employee directors receive certain life insurance coverage. Kent E. Agness, William A. Franke and Dan Quayle receive coverage under split-dollar life insurance arrangements pursuant to which the Company will be reimbursed for premiums paid. The dollar value benefit of the premiums paid pursuant to such policies in 1995 was $5,261, $5,687 and $11,954 for Kent E. Agness, William A. Franke and Dan Quayle, respectively. James C. Quayle receives coverage under a death benefit only arrangement. For 1995, the current year term cost of such insurance for James C. Quayle was $3,725. All directors also participate in the Company's Directors' and Officers' Charitable Award Program. Under this program, upon the death of a participating officer or director, the Company will donate $500,000 to one or more qualifying charitable organizations chosen by the participant and the Company will be reimbursed by life insurance proceeds. Individual participants derive no financial benefit from this program since all charitable deductions accrue solely to the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

Compensation For Services

     The compensation for services rendered to the Company and its primary operating subsidiaries, Phoenix Newspapers, Inc. ("PNI") and Indianapolis Newspapers, Inc. ("INI"), during the fiscal year ended December 31, 1995, paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such positions during the fiscal year ended December 31, 1995 is set forth below:

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                  Annual Compensation                     Compensation
Name and Principal Position                                              Other Annual     Securities     All Other
During the Fiscal Year                                                   Compensa-        Underlying     Compensa-
Ended December 31, 1995          Year      Salary ($)     Bonus ($)      tion ($)         Options (#)    tion ($)
---------------------------      ----      ----------     ---------      ------------     -----------    --------
Frank E. Russell*                1995       466,817        256,749            (1)         125,000 (2)    33,058 (5)
 President and Chief             1994       420,983        180,000            (1)             -0-        26,993 (4)
 Executive Officer               1993       394,266        100,000            (1)          52,500         4,771 (3)

Louis A. Weil, III**             1995       390,817        176,581            (1)          42,000 (2)    67,207 (5)
 Executive Vice President of     1994       371,667        175,313            (1)             -0-        68,854 (4)
 PNI and Publisher of the        1993       349,125        164,438            (1)          32,000        51,269 (3)
 Company's Phoenix Newspapers

Eugene S. Pulliam                1995        99,728            -0-            (1)          50,000 (2)    11,373 (5)
 President of PNI and            1994        99,727            -0-            (1)             -0-         9,327 (4)
 Publisher of the Company's      1993        99,678            -0-            (1)          25,000         6,563 (3)
 Indianapolis Newspapers

Malcolm W. Applegate             1995       248,067        109,908            (1)          42,000 (2)    33,550 (5)
 President and                   1994       223,067         85,748            (1)             -0-        33,686 (4)
 General Manager of INI          1993       198,850         66,600            (1)          22,500        39,298 (3)

Wayne D. Wallace***              1995       115,883         31,487            (1)          10,500 (2)    59,132 (5)(6)
  Treasurer                      1994       133,483         33,370            (1)             -0-        19,151 (4)
                                 1993       123,850         31,250            (1)          11,000        14,649 (3)

* Mr. Russell retired effective December 31, 1995 and effective January 1, 1996 became the Chairman of the Company's Board of Directors.

** Mr. Weil became the President and Chief Executive Officer of the Company effective January 1, 1996.

*** Mr. Wallace resigned as an officer of the Company effective October 31, 1995.

(1) Executive officers of the Company receive certain perquisites, but with respect to this executive officer the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(2)  Represents option grants made with respect to 1994 and 1995.

(3) Includes the following for Messrs. Russell, Weil, Pulliam, Applegate and Wallace, (i) Company matching contributions to the Savings Plus Plan of $2,249, $2,249, $1,994, $2,249 and $2,249 for each named executive officer, respectively. In addition, with respect to Messrs. Applegate, Weil and Wallace, this amount includes $37,049, $49,020 and $12,400, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid. With respect to Mr. Russell and Mr. Pulliam, this amount includes $2,522 and $4,569, respectively, which represents the premiums paid pursuant to a death benefit only life insurance arrangement.

(4) Includes, for Messrs. Russell, Weil, Pulliam, Applegate and Wallace, (i) Company matching contributions to the Savings Plus Plan of $4,620, $4,620, $3,987, $4,620 and $4,620 for each named executive officer, respectively; and (ii) contributions to the Company's Non- Qualified Savings Plan of $19,419, $17,259, $2, $7,733 and $2,054 for each named executive officer, respectively. In addition, with respect to Messrs. Applegate, Weil and Wallace, this amount includes $21,333, $46,975 and $12,477, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid. With respect to Mr. Russell and Mr. Pulliam, this amount includes $2,954 and $5,338, respectively, which represents the current year term cost of the insurance.

(5) Includes, for Messrs. Russell, Weil, Pulliam, Applegate and Wallace, (i) Company matching contributions to the Savings Plus Plan of $4,620, $4,620, $3,615, $4,620 and $4,620 for each named executive officer, respectively; and (ii) contributions to the Company's Non- Qualified Savings Plan of $24,323, $18,076, $374, $9,699 and $1,973 for each named executive officer, respectively. In addition, with respect to Messrs. Applegate, Weil and Wallace, this amount includes $19,231, $44,511 and $11,750, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid. With respect to Mr. Russell and Mr. Pulliam, this amount includes $4,115 and $7,384, respectively, which represents the current year term cost of the insurance.

(6) Includes $40,789 paid to Mr. Wallace in 1995 pursuant to a separation agreement entered into in connection with his resignation. Under the terms of such separation agreement the Company agreed to (i) pay Mr. Wallace four quarterly separation payments which, in the aggregate, equal Mr. Wallace's annual base salary as of the date of his resignation, (ii) pay Mr. Wallace for certain accrued and unused vacation and personal days, (iii) pay Mr. Wallace a pro rata portion of the incentive bonus for 1995 to which Mr. Wallace would have otherwise been entitled (which is reflected in the bonus column of the Summary Compensation Table), and (iv) treat Mr. Wallace as an employee of the Company through April 30, 1996 for purposes of participation in the Company's group health plan and certain other benefit plans.

Option Grants, Exercises and Holdings

     The following tables set forth information relating to option grants, exercises and holdings with respect to each of the executive officers named in the Summary Compensation Table:


                                             OPTION GRANTS IN LAST FISCAL YEAR


                                                                                          Potential Realizable
                          Number of        Percent of                                     Value Assuming
                          Securities       Total Options                                  Annual Rates of Stock
                          Underlying       Granted To       Exercise                      Price Appreciation
                          Options          Employees in     Price Per      Expiration     For Option Term
Name                      Granted          Fiscal Year      Share             Date          5% (3)       10% (3)
----                      ----------       --------------   ---------      ----------     ----------------------
Frank E. Russell            50,000(1)         9.28%          $25.75         3/28/05       $  809,702    $2,051,943
                            75,000(2)        13.91%          $30.625        9/12/05       $1,444,492    $3,660,627
Louis A. Weil, III          20,000(1)         3.71%          $25.75         3/28/05       $  323,881    $  820,777
                            22,000(2)         4.08%          $30.625        9/12/05       $  423,718    $1,073,784
Eugene S. Pulliam           25,000(1)         4.64%          $25.75         3/28/05       $  404,851    $1,025,972
                            25,000(2)         4.64%          $30.625        9/12/05       $  481,497    $1,220,209
Malcolm W. Applegate        20,000(1)         3.71%          $25.75         3/28/05       $  323,881    $  820,777
                            22,000(2)         4.08%          $30.625        9/12/05       $  423,718    $1,073,784
Wayne D. Wallace             5,000(1)          .09%          $25.75         3/28/05       $   80,970    $  205,194
                             5,500(2)          .10%          $30.625        9/12/05       $  105,929    $  268,446


(1) Represents option grant for 1994. All such options become exercisable on March 28, 1998, the third anniversary of the date of grant.

(2) Represents option grant for 1995. All such options becomes exercisable on September 12, 1998, the third anniversary of the date of grant.

(3) These gains are based upon assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises and Class A Common Stock holdings are dependent on the future performance of the Company's Class A Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                                         Value of
                                                             No. of                      Unexercised
                                                             Unexercised                 In-The-Money
                                                             Options at                  Options at
                         Shares            Value             Fiscal Year-End           Fiscal Year-End
                         Acquired on       Realized At     Exer-        Unexer-      Exer-          Unexer-
Name                     Exercise          Exercise Date   cisable     cisable       cisable (1)   cisable (1)
----                     ------------      -------------   -------------------       -------------------------
Frank E. Russell              0                  --        130,000       177,500      $1,530,000    $731,250
Louis A. Weil, III            0                  --         57,500        74,000         619,062     369,000
Eugene S. Pulliam             0                  --         60,000        75,000         691,250     346,675
Malcolm W. Applegate      4,000              $36,000        38,000        64,500         408,250     297,750
Wayne D. Wallace            250              $   594        24,750        21,500         290,531     114,750


(1) Based on the closing price for Class A Common Stock on the last business day of the Company's 1995 fiscal year, which was $31.375 per share.

Defined Benefit Plans

     The Company maintains the Central Newspapers, Inc. Retirement Plan (the "Pension Plan") for its employees. The Pension Plan is a tax qualified defined benefit plan under the Internal Revenue Code of 1986, as amended (the "Code") and is subject to requirements imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Employees of the Company and certain of its subsidiaries (collectively, the "Participating Companies") automatically become participants in the Pension Plan on the first day of the month following completion of at least 1,000 hours of service in a designated one year period of employment with the Participating Companies. Benefits are fully vested upon completion of at least five years of service. Benefits also become vested upon a participant's death, disability or attainment of early retirement age.

     For service prior to 1994, a participant's annual retirement income under the Pension Plan is equal to the sum of his or her basic credits and supplemental credits, subject to a special dollar limitation under the Code. However, the Participating Companies have periodically increased the amount of retirement income payable to participants. The Participating Companies contribute amounts to the Pension Plan on a periodic basis which, when aggregated with voluntary employee contributions, are sufficient to fund the Pension Plan in accordance with actuarial assumptions. Benefits are payable upon normal, early or disability retirement and deferred vested benefits are payable on other terminations of employment. Benefits with an actuarial value in excess of $3,500 are payable on a monthly basis. Under certain circumstances, survivor benefits are payable upon the death of a participant.

     For service prior to 1994, a participant generally earned basic credits for each week's participation in the Pension Plan equal to the amount of his or her weekly earnings, up to $312.00, multiplied by 1-7/8%. A participant could choose to earn supplemental credits for each week of participation in the Pension Plan by voluntarily contributing 3-3/4% of his weekly earnings over $312.00 (including salary, wages, overtime, bonuses and contributions to the Central Newspapers, Inc. Savings Plus Plan (the "Savings Plus Plan")) to the Pension Plan. If a participant chose to make such voluntary contributions, he or she received supplemental credits equal to 60% of the voluntary contributions made each week.

     Effective  January  1,  1994 the  Pension  Plan  eliminated  the  voluntary employee contribution feature, provided future benefits based on the participants' years of service and average compensation at retirement and enhanced the pension benefits of early retirees who begin receiving their benefits before age 65. Specifically, a participant's retirement benefit for periods of service after 1993 equals 1.2% of the participant's average annual compensation for the highest 5 of his last 10 years of employment with the Participating Companies multiplied by his number of years of service with the Participating Companies after 1993. Plan participants who had attained age 50 on December 31, 1993 could elect to continue making voluntary employee contributions and have benefits provided under the pre-1994 plan provisions. The benefits provided to existing retirees and beneficiaries were increased by varying amounts up to ten percent. The Participating Companies have received from the Internal Revenue Service a favorable determination as to the tax-qualified status of the Pension Plan, as amended and restated.

     The aggregate annual benefit payments receivable by a participant under the Pension Plan are subject to a maximum benefit amount equal to the lesser of the following amounts: (i) $120,000 in fiscal 1995 subject to specified limitations and adjustments under the Code; or (ii) 100% of the participant's average annual income (as defined under Section 415 of the Code) from the Participating Companies during the three consecutive years in which the employee was a participant in the Pension Plan and had the greatest aggregate income from the Participating Companies.

     Effective January 1, 1994, the Participating Companies adopted a supplemental retirement plan (the "Supplemental Plan") for those employees who are eligible for split dollar insurance coverage under the Executive Life Insurance Plan and who make more than $150,000 per year (as indexed for inflation each year under Internal Revenue Service rules). The Supplemental Plan allows each participant to accrue a benefit each year equal to:

(a) the benefits that participant would be entitled to receive under the Pension Plan without regard to the limits imposed by Sections 401(a)(17) and 415 of the Code; minus (b) the benefits that participant is entitled to receive under the Pension Plan. Section 401(a)(17) of the Code provides that only the first $150,000 of an individual's annual compensation may be considered in calculating that individual's accrued benefit under the Pension Plan. Section 415 of the Code limits each participant to a $120,000 (indexed for inflation) annual benefit under the Pension Plan. The accrued benefits calculated under this formula are based solely on service on and after January 1, 1994.

     The Supplemental Plan is not tax qualified. Benefits under the Supplemental Plan are payable solely from the general assets of the Participating Companies and are not funded in any manner. Participants are not subject to income tax on their Supplemental Plan benefits until these benefits are actually paid. The actuarial present value of the Supplemental Plan benefits a participant earns each year is currently subject to employment taxes, but will not later be subject to employment taxes when paid to the participant.

     Benefits under the Supplemental Plan are paid in a single lump sum cash payment at the time the participant's employment with the Participating Companies terminates for any reason. If the participant's employment terminates by reason of his or her death, the participant's spouse or other beneficiary designated under the Pension Plan will be entitled to a single lump sum cash payment computed in the same manner as the death benefit he or she is entitled to receive under the Pension Plan. In lieu of a single lump sum cash payment, each participant may make an irrevocable election, within 30 days after becoming a participant in the Supplemental Plan, to have his or her, his or her spouse's or his or her beneficiary's benefits under the Supplemental Plan paid in the same form and at the same time as his or her benefits are paid under the Pension Plan.

     The table below shows the estimated annual benefits expressed in single life annuity form that would be provided by the Pension Plan and the Supplemental Plan (if applicable) for the executive officers named in the Summary Compensation Table if such officers had both attained age 65 and retired on January 1, 1996. All such executive officers have made the maximum possible voluntary contributions to the Pension Plan. For officers currently receiving mandatory distributions, the table shows the amount of benefits expected to be received during 1996.

                                Estimated Annual
                           Benefits at January 1, 1996

           Frank E. Russell                          $85,091
           Louis A. Weil, III                        $29,558
           Eugene S. Pulliam                         $59,909
           Malcolm W. Applegate                      $25,307
           Wayne D. Wallace                          $28,846

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Statement of Compensation Policies

     The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for developing the Company's executive compensation policies. The Compensation Committee has adopted the following list of objectives to be achieved through its compensation of executive officers:

          Provide compensation opportunities which are comparable to those offered by other similar companies in our industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success;

          Reward key executive officers annually based on an overall assessment of their performance; and

          Align the interest of executives with the long-term interests of shareholders by enabling executives to develop and maintain a significant, long-term ownership position in the Company's Class A Common Stock.

     During the fiscal year ended December 31, 1995, the Company's executive compensation program was comprised of base salary, annual incentive bonuses and long-term incentive opportunities in the form of stock options.

Base Salary

     The Compensation Committee determines, on an annual basis, the base salary of the Chief Executive Officer and each of the other ten most highly compensated employees of the Company and its subsidiaries. Base salary levels for the
Company's executive officers are targeted to fall into the middle range of salaries offered for comparable positions by other similar companies in the newspaper industry. The Compensation Committee's primary source of comparative data for setting salaries in fiscal 1995 was a report prepared by a compensation consultant retained by the Company (the "Compensation Report"). The Compensation Report presents comparative compensation data primarily relating to approximately 30 newspaper and other media companies which actively compete with the Company for executive talent. The comparative data includes seven of the nine companies in the index of peer companies used in constructing the performance graph which follows this report. In addition to such comparative data, in determining salaries the Compensation Committee also took into account an executive's tenure and individual experience, as well as the Compensation Committee's subjective assessment of individual performance. None of the factors considered in determining base salaries were assigned relative weights.

     Effective March 1, 1995, the Compensation Committee increased the salary paid to Frank E. Russell, Chief Executive Officer of the Company, by 11.7%. This increase reflected the Compensation Committee's subjective assessment of Mr. Russell's individual performance, in particular his achievements in planning and managing the significant capital projects undertaken by the Company, in promoting increased coordination and cooperation among the Company's operating subsidiaries, in leading the review and restructuring of compensation programs at the Company's operating subsidiaries, and in handling issues relating to the investment by the Company in significant community enhancement projects in the cities served by the Company's major newspapers. The increase was also intended to make Mr. Russell's salary more competitive with the salaries paid to chief executive officers by other similar companies in the newspaper industry. Based upon information contained in the Compensation Report, the Compensation Committee believes Mr. Russell's base salary is below the midpoint of the range of salaries paid to chief executive officers by other similar companies in the newspaper industry generally.

Incentive Bonus Awards

     Incentive bonuses for the executive officers of the Company named in the Summary Compensation Table which precedes this report were determined under a Management By Objectives program instituted at the Company and its primary operating subsidiaries, INI and PNI (the "MBO Program"). Awards under the MBO Program are based on Company, operating subsidiary and individual objectives. Company performance is evaluated based upon the achievement of an after-tax net income goal, operating subsidiary performance is evaluated based upon achievement of an operating income goal, and individual performance is evaluated based upon the achievement of certain individual objectives set by the participant and other members of management. The Company net income goal and the subsidiary operating income goal are approved by the Compensation Committee. Each of the three objectives is assigned a different weight depending on a participant's position in management, with the achievement of the net income goal for the Company being weighted most heavily for the Company's corporate executives (90% for Mr. Russell), and with the achievement of the applicable subsidiary operating income goal being weighted most heavily for members of the senior management of its operating subsidiaries (60% for Mr. Weil and Mr. Applegate). The size of an incentive bonus payable under the MBO Program is determined as a percentage of the participant's base salary, with such percentage being determined based upon (i) the participant's position in management, and (ii) the actual performance of the Company, the operating subsidiaries and the individual participant, as applicable, when measured against their respective objectives.

     The amount of incentive bonus for 1995 paid to Mr. Russell as Chief Executive Officer of the Company was determined under the terms of the MBO Program. This bonus was based upon the achievement by the Company of its net income goal, as well as the determination by the Compensation Committee that Mr. Russell had met his individual objectives.

Stock Option Awards

     The Amended and Restated Central Newspapers, Inc. Stock Compensation Plan is the Company's long-term incentive plan for executive officers and key managers. Grants under the Stock Compensation Plan are made by the Stock Option Committee, which consists of the three members of the Compensation Committee who are outside directors.

     Two option grants were made in fiscal 1995. The first, which was made in March 1995, represented an option grant that normally would have been made in fiscal 1994, but which was delayed to give the Compensation Committee an opportunity to consider the recommendations of an independent compensation consultant retained by the Company to study the Company's executive compensation. The second grant, which was made in October 1995, represented the option grant for fiscal 1995. Both grants were made using the same procedures.

     To assist in determining the size of option grants, the Company retained an independent compensation consultant to make specific recommendations regarding the number of options that should be granted to each executive officer and key manager. Such recommendations were based on the consultant's review of the practices of newspaper and other media companies, including the companies in the index of peer companies used in constructing the performance graph which follows this report. In determining the actual amount of individual grants, the Stock Option Committee also considered recommendations received from the Chief Executive Officer (with regard to all grant recipients other than the Chief Executive Officer), the size of previous option grants, internal relativity and the Stock Option Committee's subjective assessment of the grant recipient's level of responsibility and contribution to the Company. None of the factors considered by the Stock Option Committee were assigned relative weights.

     With regard to the option grants made to the Chief Executive Officer, the Stock Option Committee followed the same procedure as it did with regard to other grant recipients. The Stock Option Committee increased the number of options granted to Mr. Russell in the October 1995 option grant above the level recommended by the compensation consultant in view of Mr. Russell's decision to retire as of December 31, 1995 and in recognition and appreciation of his long and distinguished service to the Company.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code, enacted in 1993 and applicable to the Company beginning with its 1995 fiscal year, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Certain of the provisions of the Company's Stock Compensation Plan permit the grant of stock options and restricted stock awards that qualify as performance-based compensation for purposes of Section 162(m). Even though the amount of compensation which was paid in fiscal 1995 to individual executive officers was substantially less than $1 million, the Compensation Committee will continue to consider the effect of the deductibility limits of Section 162(m) in its determination of executive compensation.

     William A. Franke, Chairman             James C. Quayle, Chairman
           Kent E. Agness                         Kent E. Agness
          Eugene S. Pulliam                      William A. Franke
           James C. Quayle                     Members of the Stock
           Members of the                        Option Committee
       Compensation Committee


February 23, 1996

                               COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company's Class A Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500") and an index of peer companies selected by the Company.



                 COMPARISON OF FIVE FISCAL YEAR CUMULATIVE TOTAL
                RETURN (1) Among Central Newspapers, Inc., S & P 500 and a Peer Group (2)


                            12/30/90      12/29/91     12/27/92     12/26/93     12/25/94     12/31/95
Central Newspapers Inc        100           114          137         171          174          205
Peer Group                    100           114          141         159          150          185
S & P 500                     100           130          140         155          157          215

(1) The total cumulative return on investment (change in the year end stock price plus reinvested dividends) (the "Total Return") for the Company's Class A Common Stock is based on a $100 investment as of the market close on December 30, 1990 (the trading day prior to the beginning of the Company's fifth preceding fiscal year). Total Return for the peer group and the S & P 500 is based on a $100 investment as of December 30, 1990. The Total Return for the Class A Common Stock, the peer group and the S & P 500 is shown through December 31, 1995.

(2) Investment in the peer group is weighted based on market capitalization as of December 30, 1990. Companies in the peer group are as follows: Gannett Co., Inc., Knight-Ridder, Inc., Lee Enterprises, Incorporated, McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors is composed of William A. Franke (Chairman), Kent E. Agness, Eugene S. Pulliam and James C. Quayle. Eugene S. Pulliam is the Executive Vice President of the Company, the
President of PNI and Publisher of the Company's Indianapolis newspapers. The members of the Stock Option Committee of the Board of Directors are James C. Quayle (Chairman), Kent E. Agness and William A. Franke.


                         TERMINATION BENEFITS AGREEMENT

     Louis A. Weil, III, the President and Chief Executive Officer of the Company since January 1, 1996, is a party to a Termination Benefits Agreement, dated as of February 23, 1996, which entitles Mr. Weil to receive certain benefits from the Company in the event his employment as Chief Executive Officer of the Company is terminated for any reason other than cause (as defined in the agreement) or his death, total disability or attainment of age 65. In such event, Mr. Weil shall be entitled to receive (i) a lump sum payment equal to 200% of his annual base salary on the date of termination, (ii) a lump sum payment equal to 200% of the pro rata portion of the bonus he would have received if he had been employed on the last day of the year in which the termination occurred, which amount will be payable on or before March 31 of the calendar year following the termination, and (iii) continuation of medical coverage for two years following the termination.


                       PROPOSAL II -- APPROVAL OF AUDITORS
     The Board of Directors has selected, subject to the approval of the shareholders, the firm of Geo. S. Olive & Co. LLC, certified public accountants, as independent accountants to audit the financial statements of the Company for its fiscal year ending December 29, 1996. Geo. S. Olive & Co. LLC is a successor firm to Geo. S. Olive & Co. which has served in that capacity for over 40 years. Representatives of Geo. S. Olive & Co. LLC will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF GEO. S. OLIVE & CO. LLC AS AUDITORS FOR FISCAL 1996.


                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Company retains as its legal counsel the law firm of Barnes & Thornburg, of which Kent E. Agness is a partner. The amount of fees paid to Barnes & Thornburg for the 1995 fiscal year was less than 5% of the Company's gross revenues for such fiscal year and less than 5% of Barnes & Thornburg's gross revenues for the same period.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1995. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent shareholders were complied with in respect of the fiscal year ended December 31, 1995, except that one report on Form 4 was filed late by Kent E. Agness, a Director of the Company.

                              SHAREHOLDER PROPOSALS

     The Company's Code of By-Laws provides that only such business may be conducted at a meeting of shareholders as shall have been properly brought before the meeting and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To properly bring business before the meeting of shareholders, written notice thereof must be delivered to or mailed and received at the principal office of the Company not less than ten (10) days prior to the meeting. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting,
(b) the name and address, as they appear on the Company's shareholder list, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business.

     Shareholders of the Company may also nominate persons for election to the Board of Directors by providing written notice to the Company. Such notice must be delivered to or mailed and received at the principal office of the Company not less than ten (10) days prior to the meeting and must set forth as to each person whom the shareholder proposes to nominate (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to serving as a director if elected), and (e) the qualifications of the nominee to serve as a director of the Company. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Proposals of shareholders intended to be presented at the next Annual Meeting to be held in April, 1997 must be received by the Company at its principal executive offices for inclusion in the Proxy Statement and form of proxy relating to that meeting no later than November 22, 1996.

                                  ANNUAL REPORT

     The Annual Report for the Company's fiscal year ended December 31, 1995 is being mailed with this Proxy Statement to all shareholders. The Annual Report is not a part of the proxy soliciting material.


                                  OTHER MATTERS

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof. Management is not aware of any business to come before the Annual Meeting other than that described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                            CENTRAL NEWSPAPERS, INC.
                              CLASS A COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 17, 1996

The undersigned appoints Eugene S. Pulliam, Frank E. Russell and Louis A. Weil, III, or any of them, with full power of substitution, as proxies to vote all shares of CLASS A COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held April 17, 1996, at 10:00 a.m., Indianapolis time, and at any adjournments thereof, on the following matters:

     1. ELECTION OF DIRECTORS FOR all eight nominees listed below (except as marked to the contrary below) [_]

          WITHHOLDING AUTHORITY to vote for all nominees listed below [_]

          KENT E. AGNESS, MALCOLM W. APPLEGATE, WILLIAM A. FRANKE, EUGENE S. PULLIAM, DAN QUAYLE, JAMES C. QUAYLE, FRANK E. RUSSELL, LOUIS A. WEIL, III

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
         -------------------------------------------------

     2.   APPROVAL OF AUDITORS

          FOR approval of Geo. S. Olive & Co. LLC as auditors for Central Newspapers, Inc. for the fiscal year ending December 29, 1996 [_]

          AGAINST approval of Geo. S. Olive & Co. LLC [_]

          ABSTAIN [_]

     3. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.


      IMPORTANT - This Proxy must be signed and dated on the reverse side.

                             [Reverse Side of Proxy]
                           (Continued from other side)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  ______________________, 1996


                                              ----------------------------------
                                              (Signature)

                                              ----------------------------------
                                              (Signature if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.